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                                                                   Exhibit 10.19


                             GENOMICA CORPORATION

                             AMENDED AND RESTATED

                            1996 STOCK OPTION PLAN



                                       Date Amended and Restated: April 15, 1998
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                             GENOMICA CORPORATION

                  AMENDED AND RESTATED 1996 STOCK OPTION PLAN

1.   Purpose of the Plan

     The purpose of the Plan is to assist the Company in attracting and retaining valued employees, non-employee directors and independent contractors by offering them a greater stake in the Company's success and a closer identity with it, and to encourage ownership of the Company's stock by such employees, non-employee directors and independent contractors.

2.   Definitions

     2.1   "Award" means an award of Options under the Plan.

     2.2   "Board" means the Board of Directors of the Company.

     2.3   "Code" means the Internal Revenue Code of 1986, as amended.

     2.4 "Common Stock" means the common stock of the Company, par value $0.001 per share, or such other class or kind of shares or other securities resulting from the application of Section 7.

     2.5 "Company" means Genomica Corporation, a Delaware corporation, or any successor corporation.

     2.6 "Committee" means the committee designated by the Board to administer the Plan under Section 4.

     2.7   "Director" means a member of the Board who is not an Employee.

     2.8 "Employee" means an officer or other key employee of the Company including a director who is such an employee. Neither service as a director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     2.9 "Fair Market Value" means, on any given date, the fair market value per share as determined exclusively by the Board in its reasonable judgment.

     2.10 "Holder" means an Employee, Director or Independent Contractor to whom an Award is made.

     2.11 "Incentive Stock Option" means an Option intended to meet the requirements of an incentive stock option as defined in section 422 of the Code and designated as an Incentive Stock Option.

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     2.12  "Independent Contractor" means an individual other than an Employee who performs services for the Company and includes services as a member of the Scientific Advisory Board of the Company.

     2.13 "Non-Qualified Stock Option" means an Option not intended to be an Incentive Stock Option, and designated as a Non-Qualified Stock Option.

     2.14  "Option" means any stock option granted from time to time under
Section 6 of the Plan.

     2.15 "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Option Agreement shall include documents titled "Stock Option Agreement", as well as "Stock Option Grant Notice". Each Option Agreement shall be subject to the terms and conditions of the Plan.

     2.16 "Option Share" means any share of Common Stock purchased upon the exercise of an Option.

     2.17 "Plan" means the Genomica Corporation Amended and Restated 1996 Option Plan herein set forth, as amended from time to time.

     2.18 "Prime Rate" means the prime rate of interest as announced or published by a majority of he following New York City banks: The Chase Manhattan Bank, N.A., Chemical Bank and Bankers Trust Company; but if there be no such majority, then the "Prime Rate" shall be the average of the prime rates as announced or published by such banks.

     2.19  "Securities Act" means the Securities Act of 1933, as amended.

     2.20 "Ten Percent Stockholder" means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of which the Company has a 50% or greater, direct or indirect ownership.

3.   Eligibility

     Any Employee, Director or Independent Contractor is eligible to receive an Award.

4.   Administration and Implementation of Plan

     4.1 The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Employees, Directors and Independent Contractors to whom Awards will be granted, in determining the type and amount of Awards to be granted to each such Employee, Director or Independent Contractor, the terms and conditions of Awards granted under the Plan and the terms of agreements which will be entered into with Holders. If the Board does not delegate administration of the Plan to the

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Committee or abolishes the Committee, then the Board may administer the Plan and, in such case, all references in this Plan to the Committee shall thereafter be to the Board.

     4.2 The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. The Committee shall have the power unilaterally and without approval of a Holder to amend an existing Award in order to carry out the purposes of the Plan so long as such an amendment does not take away any benefit granted to a Holder by the Award and as long as the amended Award comports with the terms of the Plan. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final and binding on all Holders.

5.   Shares of Stock Subject to the Plan

     5.1 Subject to adjustment as provided in Section 7, the total number of shares of Common Stock available for Awards under the Plan shall be 2,000,000 shares.

     5.2 Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan.

6.   Options

     Options give an Employee, a Director or an Independent Contractor the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price. The grant of Options shall be subject to the following terms and conditions:

     6.1 Option Grants. Options shall be granted to an Employee, Director or Independent Contractor at the time and in the amount determined by the Committee. Options shall be evidenced by Option Agreements. Such Option Agreements shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable.

     6.2 Option Price. The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Stockholder, the option price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant.

     6.3 Term of Options. The Option Agreement shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no

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event be greater than ten years (five years in the case of an Incentive Stock
Option granted to a Ten Percent Stockholder).

           6.3.1 Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6.3.1 are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

           6.3.2 Early Exercise. Options granted under the Plan may contain a provision in the Option Agreement allowing a Holder to exercise an Option prior to the date on which the Option is vested. Any Option Shares purchased through such an early exercise will be subject to the repurchase right described in
Section 6.12 for a period of time which is at least until the underlying Options would have become vested.

     6.4 Incentive Stock Options. Each provision of the Plan and each Option Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an "incentive stock option" as defined in section 422 of the Code, and any provisions of such Option Agreement that cannot be so construed shall be disregarded. In no event may a Holder be granted an Incentive Stock Option which does not comply with such grant and limitations under section 422(d) of the Code.

     6.5 Restrictions on Transferability. Except as provided below, Awards may not be pledged, assigned or transferred for any reason during the Holder's lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited. The Committee may grant Awards (except Incentive Stock Options) that are transferable by the Holder during his lifetime, but such Awards shall be transferable only to the extent specifically provided in the agreement entered into with the Holder. A transferee of the Holder shall, in all cases, be subject to the provisions of the agreement between the Company and the Holder. No Incentive Stock Option shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Holder, shall be exercisable only by the Holder. Upon the death of a Holder, the person to whom such Holder's rights have passed by will or by the laws of descent and distribution may exercise an Incentive Stock Option only in accordance with this
Section 6.

     6.6 Payment of Option Price. Stock Options may provide that full payment for Option Shares purchased upon the exercise of an Option be made in cash, or, subject to the approval of the Board: (i) by surrendering shares of the Company's Common Stock that have been owned by the Optionee for at least six months and that have an aggregate Fair Market Value equal to the Option Price,
(ii) by delivering a promissory note of the Optionee (such note to be with full recourse against the Optionee and to contain such other terms as required by the Board),

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(iii) delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the Option Price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the Option Price, (iv) payment of such other lawful consideration as the Board may determine, or (v) any combination of the foregoing.

     6.7 Termination by Death. If a Holder's service with the Company as an Employee, Director or Independent Contractor terminates by reason of such Holder's death, any Option granted to such Holder may thereafter be exercised (to the extent such Option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant) by, where appropriate, the Holder's transferee or by the Holder's legal representative, for a period of twelve (12) months from the date of death or until the expiration of the stated term of the Option, whichever period is shorter.

     6.8 Termination by Reason of Disability. If a Holder's service with the Company as an Employee, Director or Independent Contractor terminates by reason of disability (as defined in section 22(e)(3) of the Code), any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder's transferee or legal representative), to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant, for a period of twelve
(12) months from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter.

     6.9 Other Termination. If a Holder's service with the Company as an Employee, Director or Independent Contractor terminates for any reason other than death or disability, all unexercised Options, to the extent they were exercisable at the time of termination, may be exercised within three (3) months following the Holder's termination and any unexercised Options shall then terminate at the end of such three-month period. All Options that are unexercisable at the time of the Holder's termination shall immediately terminate on the date of the Holder's termination.

     6.10 Right of First Refusal of Company. In the event that any Holder of Option Shares receives a bona fide offer from a third party to purchase a complete or partial interest in such Option Shares, the Holder may not transfer the Option Shares (i) unless otherwise permitted by the provisions of the Plan and the Option Agreement, and (ii) without first offering to sell such Option Shares to the Company or its designee pursuant to this Section 6.10. The Holder shall deliver a written notice (a "Sale Notice") to the Company describing in reasonable detail the Option Shares, the name of the offeror, the purchase price offered and all other material terms of the proposed transfer. The Sale Notice shall be delivered to and received by the Company at least sixty (60) days prior to any such proposed sale. The Sale Notice shall constitute an irrevocable offer by such Holder to sell the Option Shares described therein to the Company or its designee in accordance with this Section 6.10. Upon receipt of the Sale Notice, the Company or its designee shall have the right and option to purchase the Option Shares on the terms of the proposed transfer set forth in the Sale Notice, except for such terms as are otherwise specified or permitted by this
Section 6.10. Within 30 days after receipt of the Sale Notice, the Company

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shall notify such Holder whether or not it or its designee wishes to purchase the Option Shares. If the Company or its designee elects to purchase the Option Shares, the closing of the purchase and sale of the Option Shares shall be held at the place and on the date established by the Company in its notice to the Holder in response to the Sale Notice, which date shall be not more than 30 days from the date of the Company's notice, unless the terms of the proposed transfer provide for a later closing date. If neither the Company nor its designee elect to purchase the Option Shares, the Holder may, subject to the other provisions of the Plan and the Agreement, transfer the Option Shares to the offeror specified in the Sale Notice at a price no less than the price specified in the Sale Notice and on other terms no more favorable to the offeror than specified in the Sale Notice during the 90-day period immediately following the last date on which the Company could have elected to purchase the Option Shares. Any such Option Shares not so transferred within such 90-day period will be subject again to all of the provisions of this Section 6.10 upon subsequent transfer.

     Anything to the contrary contained in this Section 6.10 notwithstanding, the transfer of any or all of the Option Shares during the Holder's lifetime or on the Holder's death by will or intestacy to Holder's immediate family or to a trust for the benefit of Holder or Holder's immediate family shall be exempt from the provisions of this Section 6.10; provided that, as a condition to receiving the Option Shares, the transferee or other recipient shall agree in writing to receive and hold Option Shares so transferred subject to the provisions of the Plan, and to transfer such Option Shares no further except in accordance with the terms of the Plan. As used herein, "immediate family" shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister.

     The Company's right of first refusal set forth in this Section 6.10 shall terminate upon the closing of the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

     6.11  Approved Sale of the Company.

     The Company retains the right to include in the Option Agreement for any Option granted under this Plan provision consistent with the following describing a Holder's obligations when there is an Approved Sale, as defined below.

     If the Board and holders of a majority of the Common Stock (voting as a single class) then outstanding approve the sale of the Company (whether by merger, consolidation, sale of all or substantially all of the assets or outstanding shares of capital stock (an "Approved Sale")), each Holder shall consent to, vote for and raise no objections with respect to the Approved Sale, and if the Approved Sale is structured as a sale of stock, shall agree to sell all shares of capital stock held by such Holder on the terms and conditions approved by the Board and the holders of a majority of the Common Stock then outstanding. Each Holder shall take all action which is necessary or in the judgment of the Company advisable to facilitate or consummate an Approved Sale. The obligations of a Holder with respect to an Approved Sale of the Company are subject to the satisfaction of the following: upon the consummation of the Approved Sale, either all of the holders of Common Stock will receive the same form and amount of consideration per share

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of Common Stock, or if any such holder of Common Stock is given an option as to the form and amount of consideration to be received, such Holder will be given the same option. Each Holder hereby appoints the Company as its or his true and lawful proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote its or his shares of capital stock of the Company that are entitled to vote to effectuate the provisions and intentions of this Section
6.11. The proxies and powers of attorney granted under this Section 6.11 are hereby declared to be coupled with an interest and shall be irrevocable.

     6.12  Repurchase Right of Company.

           6.12.1 Upon the termination of an Optionee's service as an Employee, Director or Independent Contractor, whether such termination was voluntary or involuntary, with or without cause, or resulted from such Optionee's death or disability ("Termination of Service"), the Company will have the right to purchase all or any portion of the Restricted Shares (as defined below) by the delivery of written notice to the Optionee (or if the Termination of Service resulted from Optionee's death, to the Optionee's estate or personal representative) within 30 days after Termination of Service; provided, that if the Optionee (or the Optionee's estate) has the right to exercise an Option for a period of time after the Termination of Service under the provisions of this Plan or the Optionee's Option Agreement, the Company shall have until 30 days after the termination of such period within which to exercise its repurchase right. The term "Restricted Shares" shall mean all Shares acquired by an Optionee upon early exercise of an Option as provided in such Optionee's Option Agreement and all shares of Common Stock or other securities of the Company issued with respect to such Shares by stock splits, stock dividends, recapitalizations, share exchanges, mergers or other reorganizations; provided, however, that the term "Restricted Shares" shall not include any Shares with respect to which an Optionee's Option has become exercisable (vested) pursuant to such Optionee's Option Agreement as of the date of the Termination of Service.

           6.12.2 The purchase price for the Restricted Shares for which the Company's repurchase right is exercised ("Repurchased Shares") shall be the Option Price (as defined in the Optionee's Option Agreement).

           6.12.3 If the Company exercises its repurchase right, the closing of the purchase and sale will take place on a date designated by the Company which must be within 30 days after delivery of the Company's notice of exercise. At the closing, the Company will deliver its check to the Optionee in the amount of the purchase price for the Repurchased Shares and the Optionee will deliver to the Company a certificate or certificates for the Repurchased Shares, together with an executed stock assignment assigning such shares to the Company.

           6.12.4 Until a Termination of Service and thereafter until the Company either purchases the Repurchased Shares pursuant to its repurchase right or does not exercise its repurchase right within the time provided, the Optionee will not sell, give, pledge, grant a security interest in, or otherwise transfer or encumber all or any part of the Restricted Shares.

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           6.12.5  The Company may retain all certificates or instruments representing the Restricted Shares pursuant to the terms of this Section. Upon exercise of the Company's repurchase right under the terms of this Section, the Company will have authority to remit payment to the Optionee for the Repurchased Shares, to transfer the Repurchased Shares to the Company (including, without limitation, the execution on the Optionee's behalf of appropriate stock assignments), and to execute all documents and take any and all other action necessary or desirable to effect the foregoing. Each Optionee irrevocably designates and appoints the Company as agent and attorney-in-fact for such purpose. If the Company does not exercise its repurchase right in full within the period provided after a Termination of Service, upon request of Optionee, the Company will promptly deliver to the Optionee the certificate or other instruments evidencing the Restricted Shares that were not purchased pursuant to the Company's repurchase right, without any legend regarding its repurchase right.

7.   Adjustments Upon Changes In Capitalization

     7.1 If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the type(s) and maximum number of securities subject to the Plan pursuant to Section 5.1, and the outstanding Options will be appropriately adjusted in the type(s) and number of securities and price per share of stock subject to such outstanding Options. Such adjustments shall be made by the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     7.2 In the event of: a Change of Control (as defined below): (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then, with respect to Options held by persons then performing services as Employees, the time during which such Options may be exercised shall be accelerated and the Options terminated if not exercised prior to such event.

     7.3 In the event of a Change of Control in which the surviving corporation assumes the Options, or the Options continue in force, with respect to each Option held by a person then performing services as Employees, unless the Board specifically determines otherwise, immediately prior to the closing of any such transaction the vesting of a portion of such options shall accelerate. With regard to employees who have been employed for one year or longer, 50% of the unvested portion of each such Option shall immediately vest, such that such portion is exercisable prior to the Change of Control. With regard to employees who have been employed less than one year, 25% of the unvested portion of each such Option shall immediately vest, such that such portion is exercisable prior to the Change of Control. In each of the two accelerated vesting situations described in this Section 7.3, the acceleration shall occur on an

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option by option basis. (For example, if an employee who has been employed for longer than one year has four outstanding options, 50% of the unvested portion of each individual option, not 50% of the unvested portions of the options in the aggregate, shall vest.) The remaining unvested portion of each such Option shall continue to vest at the rate and for the balance of the term set forth in each Option Agreement or as determined by the Board Unless specifically provided otherwise, Options held by persons then performing services as Directors or Consultants shall be unaffected by a Change of Control.

     "Change of Control" is defined as (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; or (2) a merger, consolidation, combination or other transaction in which the stockholders of the Company prior to the transaction own less than a majority of the voting securities of the surviving entity after the transaction.

8.   Effective Date, Termination and Amendment

     The Plan shall become effective on May 28, 1996, subject to stockholder approval. The Plan shall remain in full force and effect until the earlier of 10 years from the date of its adoption by the Board, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time.

     Termination of the Plan pursuant to this Section 8 shall not affect Awards outstanding under the Plan at the time of termination.

9.   Market Standstill

     The Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that Holder not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act as may be requested by the Company or the representative of the underwriters, provided that all executive officers and directors of the Company have similarly agreed. Furthermore, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

10.  General Provisions

     10.1 Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Employee any right with respect to continuance of employment by the Company, nor interfere in any way with the right of the Company to terminate the employment of any Employee at any time.

     10.2 Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award, the exercise thereof and the transfer of shares of Common Stock pursuant to this Plan. Such responsibility shall extend to all applicable federal, state, local or foreign withholding taxes. In the case of the payment of Awards in the form of

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Common Stock, or the exercise of Options, the Company shall, at the election of the Holder, have the right to retain the number of shares of Common Stock whose aggregate Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes. Agreements evidencing such Awards shall contain appropriate provisions to effect withholding in this manner.

     10.3 To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed according to the laws of Colorado without regard to its choice of law provisions.

     10.4 The Committee may amend any outstanding Awards to the extent it deems appropriate. Such amendment may be made by the Committee without the consent of the Holder, except in the case of amendments adverse to the Holder, in which case the Holder's consent is required to effect any such amendment.

                                      10.